© 2021 Envestnet, Inc. All rights reserved. 3Q 2021 Earnings Supplemental Presentation November 8, 2021

2 Safe Harbor Disclosure This presentation contains forward-looking statements. These forward-looking statements include, in particular, statements about our plans, strategies and prospects. These statements are based on our current expectations and projections about future events. The words “may,” “will,” “should,” “could,” “expect,” “scheduled,” “plan,” “seek,” “intend,” “anticipate,” “believe,” “estimate,” “aim,” “potential” or “continue” or the negative of those terms or other similar expressions are intended to identify forward- looking statements and information. You are cautioned not to place undue reliance on these forward- looking statements, which speak only as of their dates. These forward-looking statements are based on assumptions and estimates by our management that, although we believe to be reasonable, are inherently uncertain and subject to risks and uncertainties that could cause actual results to differ from historical results or those anticipated or predicted by our forward-looking statements. These risks and uncertainties include those described in our filings with the SEC. In light of these risks and uncertainties, the matters referred to in the forward-looking statements contained in this presentation may not in fact occur. We undertake no obligation to update or revise any forward-looking statement after the date of this presentation as a result of new information, future events or otherwise, except as required by law. We qualify all of our forward-looking statements by these cautionary statements.

3 Non-GAAP Disclosure Statement This presentation contains certain non-GAAP financial measures, including “adjusted revenues”, “adjusted EBITDA”, “adjusted net income” and “adjusted net income per share”. • “Adjusted revenues” excludes the effect of purchase accounting on the fair value of acquired deferred revenue. Under GAAP, we record at fair value the acquired deferred revenue for contracts in effect at the time the entities were acquired. Consequently, revenue related to acquired entities for periods subsequent to the acquisition does not reflect the full amount of revenue that would have been recorded by these entities had they remained stand-alone entities. Adjusted revenues has limitations as a financial measure, should be considered as supplemental in nature and is not meant as a substitute for revenue prepared in accordance with GAAP. • “Adjusted EBITDA” represents net income (loss) before deferred revenue fair value adjustment, interest income, interest expense, accretion on contingent consideration and purchase liability, income tax provision (benefit), depreciation and amortization, non-cash compensation expense, restructuring charges and transaction costs, severance, fair market value adjustment on contingent consideration liability, litigation and regulatory related expenses, foreign currency, non-income tax expense adjustment, gain on acquisition of equity method investment, gain on settlement of liability, gain on insurance reimbursement, fair market value adjustment to investment in private company, loss allocation from equity method investments and income attributable to non-controlling interest. • “Adjusted net income” represents net income before deferred revenue fair value adjustment, accretion on contingent consideration and purchase liability, non-cash interest expense, cash interest on our convertible notes (subsequent to the adoption of ASU 2020-06 on January 1, 2021), non-cash compensation expense, restructuring charges and transaction costs, severance, fair market value adjustment on contingent consideration liability, amortization of acquired intangibles, litigation and regulatory related expenses, foreign currency, non-income tax expense adjustment, gain on acquisition of equity method investment, gain on settlement of liability, gain on insurance reimbursement, fair market value adjustment to investment in private company, loss allocation from equity method investments and income attributable to non-controlling interest. Reconciling items are presented gross of tax, and a normalized tax rate is applied to the total of all reconciling items to arrive at adjusted net income. The normalized tax rate is based solely on the estimated blended statutory income tax rates in the jurisdictions in which we operate. We monitor the normalized tax rate based on events or trends that could materially impact the rate, including tax legislation changes and changes in the geographic mix of our operations. • “Adjusted net income per diluted share” represents adjusted net income attributable to common stockholders divided by the diluted number of weighted-average shares outstanding. Beginning January 1, 2021, the dilutive effect of our Convertible Notes are calculated using the if-converted method in accordance with the adoption of ASU 2020- 06. As a result, 9.9 million potential shares to be issued in connection with our Convertible Notes are considered to be dilutive for purposes of the adjusted net income per diluted share calculation beginning January 1, 2021. This information is not calculated in accordance with GAAP and may be calculated differently than similar non-GAAP information for other companies. Quantitative reconciliations of our non-GAAP financial information to the most directly comparable GAAP information appear in the appendix of this presentation. Reconciliations are not provided for guidance on such measures as the Company is unable to predict the amounts to be adjusted, such as the GAAP tax provision. The Company’s Non-GAAP Financial Measures should not be viewed as a substitute for revenues, net income (loss) or net income (loss) per share determined in accordance with GAAP.

4 Key Messages for Today Reporting strong Q3 2021 results and raising full year 2021 guidance Building the Ecosystem for the Intelligent Financial Life Positioning Envestnet for higher, sustainable revenue growth Leading industry capabilities, the right team, a winning strategy

5 Proven Record of Innovation and Growth Cloud-based TAMP Advisor-as- Portfolio- Manager UMA Tamarac RIA solution Advice-Centric platform Yodlee Data & Analytics Financial Planning TAMP Integrated Wealth Platform Ecosystem For The Intelligent Financial Life Fully mobile WM platform Credit Exchange Advisor Services Exchange Trust Services Exchange Insurance Exchange AI Recommendations Client Apps Developer Tools Health Future Offerings

Market and Industry Leading Footprint

~$5.4 trillion
in assets

+17 million
investor accounts

~108,000
advisors

+17,000
data sources

+500 million
linked consumer accounts

~30 million
Users**

+625
FinTech Companies

17 of 20
of the largest
U.S. Banks

47 of 50
of the largest
wealth management and
brokerage firms

+500
of the largest Registered
Investment Advisers

*Metrics as of September 30, 2021
**Paid subscribers

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7 Investing in Ecosystem as We Pursue $40 Billion Market Opportunity Managed Investments, Impact, Risk, Tax Overlay and Banking Services Credit, Insurance, Trust Services and Healthcare Exchanges Next Gen Client and Advisor Portals, Reporting Media, Education Account Opening, Trading, Rebalancing, Billing Next Best Action, Should I spend?, Should I save? Budgeting, Full Financial Plan, MoneyGuide MyBlocks, Savings, Cash flow, Estate Planning Data Aggregation, Cloud Services *represents estimated amounts from the company *

The Ecosystem in Action: Expanding Solutions to Existing Clients

~$5.4 trillion in assets already on our platform

~$500 million, and growing, revenue upsell opportunity from existing advisor customer base



Trust
Credit
Annuities
Impact
Tax Overlay
Direct Indexing
Financial Planning
UMA
Existing Client Relationships

1. Envestnet's ecosystem allows the advisors to deliver expanded solutions to their clients
2. Financial Planning provides the client roadmap
3. Recommendation Engine identifies and prioritizes the opportunity based on client needs
4. Advisors execute on unified platform
   - Specialist desk + digital marketing supports advisor engagement
5. Expanding solutions to captive addressable market drives growth for ENV

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Expansion of Asset-Based Solutions

	Impact Portfolios	Overlay Solutions	Direct Indexing	Total
3Q'2021 YoY Change				
Advisor Usage	+33%	+53%	+44%	>30K advisors
Accounts	+85%	+44%	+38%	+285k accounts
Assets	+86%	+57%	+55%	~$49B in assets

Year-over-year change comparing September 30, 2021 vs September 30, 2020

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10 Accelerated Investment Dashboard Product and Engineering GTM/Marketing Capture more of the addressable market Modernize the digital engagement marketplace Open the platform to the ecosystem Lead Gen campaigns Specialist desk Digital Awareness/Engagement Ecosystem Partner Sales team Product/Engineering Client Support hires Client portal, unified trading and client engagement hires Data and API Portal hires

11 Data and analytics Recommendation engine Financial Planning by MoneyGuide Pivoting Focus of Strategy from ‘Land’ to ‘Expand’ - Leveraging the Ecosystem to Accelerate Long-Term Growth Installed base of advisors and accounts Growing the installed base “land” Leveraging technology and data Deploying additional solutions “expand” Exchanges (insurance, credit, advisor services, trust) Investment solutions (managed accounts, overlay, direct indexing, impact) Future offerings

12 Growth of Ecosystem Metrics Ecosystem engagement metrics should increase over time 350 375 400 425 450 475 500 525 550 575 1Q19 2Q19 3Q19 4Q19 1Q20 2Q20 3Q20 4Q20 1Q21 2Q21 3Q21 (m ill io ns ) Aggregated accounts Trading total Platform accounts Billings Quarterly Performance Reports • Aggregated accounts represents customer linked bank accounts • Trading total represents the amount of trades made on the Platform • Platform accounts represents the amount of investment accounts utilizing our Wealth Solutions Platforms • Billings represents the generation of account level fees • Quarterly Performance Reports represents a template generated by Envestnet and posted to the platform

13 $- $2 $4 $6 $8 $10 $12 $14 $16 $18 0 10 20 30 40 50 60 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 YTD 2021 Th ou sa nd s Accounts per Advisor (end of period) Assets per Advisor ($M) (end of period) Adj. Revenue per Advisor (Average Period Annualized) Growth of Advisor Metrics Sustained growth in assets per advisor, accounts per advisor, and adjusted revenue per advisor* *Advisor metrics based on AUM/A advisors **From 2010-2021 $17,749 10-yr CAGR Accounts per advisor 10% Assets per advisor 13% Adj. Rev per advisor 8% Growth in assets per advisor exceeded the industry by 500bps** $6,508

14 Strong Third Quarter 2021 Results (in millions except per share amounts) 3Q21 Outlook Provided 8/5/21 3Q21 Results vs. Midpoint YoY Change (%)* Key Variance Drivers – Results vs. Outlook Adjusted revenues(1) $298-$300.5 $303.1 +$3.9 +20% • Wealth - strong asset flows driving asset- based revenue; favorable capital markets driving higher asset levels Adjusted EBITDA(1) $61-$63 $66.2 +$4.2 -2% • Accelerated investments increased in the third quarter Adjusted net income per diluted share(1) $0.58 $0.61 +$0.03 -15% • Accelerated investments increased in the third quarter *YoY change represents 3Q21 results vs. 3Q20 results. (1) Non-GAAP financial measure. Please see appendix for reconciliations to the most directly comparable GAAP information.

15 Raising 2021 Full Year Outlook for the 3rd Time This Year (1) Non-GAAP financial measure. Please see appendix for reconciliations to the most directly comparable GAAP information. Key Components (in millions except adjusted EPS and tax rate) Initial FY21 Guidance (2/25/21) May FY21 Guidance Update (5/6/21) August FY21 Guidance Update (8/5/21) November FY21 Guidance Update (11/8/21) November Update midpoint vs. initial midpoint Updated increase (decrease) vs. initial midpoint Primary Variance Drivers of August Update vs. Initial Guidance Adjusted revenues(1) $1,105 - $1,120 $1,138 - $1,148 $1,169 - $1,174 $1,177 - $1,179 +$65.5 +6% • Strong market tailwinds in Wealth • Data & Analytics should continue to improve Adjusted EBITDA(1) $225 - $235 $230 - $236 $253 - $257 $259.5 - $260.5 +$30 +13% • First 9 months market impact on asset-based revenues • Accelerated investments stepping up in 3Q Adjusted net income per diluted share(1) $1.95 – $2.08 $2.03 - $2.10 $2.30 - $2.35 $2.41 +$0.40 +20% • Stronger than expected revenues and lower than expected operating expenses Normalized effective tax rate 25.5% 25.5% 25.5% 25.5% n/a n/a • Unchanged Diluted shares outstanding 65.9 65.6 65.6 65.2 (0.7) (1%) • Modest level of share repurchases

16 Capital Position as of September 30, 2021 Cash and Cash Equivalents $394M Annual cash interest expense ~$11.2M(1) Debt Outstanding on Revolving Line of Credit ($500M) $0M Revolving Line of Credit LIBOR + spread(2) Convertible Debt Maturing 2023 $345M Convertible Debt 2023 1.75% coupon Convertible Debt Maturing 2025 $517.5M Convertible Debt 2025 0.75% coupon Net Leverage Ratio 1.7x Strong Balance Sheet and Liquidity (1) Estimated run rate as of 09/30/21. Includes convertible note coupon payments and undrawn fees on revolving line of credit. (2) LIBOR plus 275 basis points on drawn amounts, if any, based on current leverage ratio.

Appendix

18 Outlook Table (a) The Company does not forecast net income and net income per diluted share due to the unpredictable nature of various items adjusted for non-GAAP disclosure purposes, including the periodic GAAP income tax provision. (1) Non-GAAP financial measure. Please see appendix for reconciliations to the most directly comparable GAAP information. The Company provided the following outlook for the fourth quarter and full year ending December 31, 2021. This outlook is based on the market value of assets on September 30, 2021. We caution that we cannot predict the market value of our assets on any future date. See slide 2 for more information. In Millions Except Adjusted EPS 4Q 2021 GAAP: Revenues: Asset-based $ 188.5 – 189.5 Subscription-based $ 116.5 – 117.0 Total recurring revenues $ 305.0 – 306.5 Professional services and other revenues $ 5.0 – 5.5 Total Revenues: $ 310.0 – 312.0 Asset-based cost of revenues $ 105.5 – 106.0 Total cost of revenues $ 113.6 – 114.1 Net income (a) Diluted shares outstanding 65.3 Net income per diluted share (a) Non-GAAP: Adjusted revenues(1): Asset-based $ 188.5 – 189.5 Subscription-based $ 116.5 – 117.0 Total recurring revenues $ 305.0 – 306.5 Professional services and other revenues $ 5.0 – 5.5 Total Revenues: $ 310.0 – 312.0 Adjusted EBITDA(1) $ 54.0 – 55.0 Adjusted net income per diluted share(1) $ 0.49 FY 2021 $ 1,177.0 – 1,179.0 (a) 65.2 (a) $ 1,177.0 – 1,179.0 $ 259.5 – 260.5 $ 2.41

Reconciliation of Non-GAAP Financial Measures

(in thousands) (unaudited)	Three Months Ended September 30, 2021	Three Months Ended September 30, 2020	Nine Months Ended September 30, 2021	Nine Months Ended September 30, 2020
Total revenues	$ 303,053	$ 252,559	$ 866,896	$ 734,411
Deferred revenue fair value adjustment	67	91	227	607
Adjusted revenues	$ 303,120	$ 252,650	$ 867,123	$ 735,018
Net income (loss)	$ 11,438	$ 2,323	$ 18,004	$ (10,338)
Add (deduct):				
Deferred revenue fair value adjustment	67	91	227	607
Interest income	(202)	(262)	(569)	(850)
Interest expense	4,242	8,139	12,682	21,907
Income tax provision (benefit)	(854)	497	9,074	(161)
Depreciation and amortization	29,850	28,951	88,252	85,077
Non-cash compensation expense	18,885	15,852	50,307	43,197
Restructuring charges and transaction costs	3,403	4,993	11,215	14,461
Severance	207	2,715	10,498	18,566
Accretion on contingent consideration and purchase liability	81	398	656	1,308
Fair market value adjustment on contingent consideration liability	(927)	(74)	(1,067)	(2,056)
Fair market value adjustment to investment in private company	—	—	(758)	—
Non-recurring litigation and regulatory related expenses	1,512	1,809	5,159	6,029
Foreign currency	97	(37)	110	(68)
Non-recurring gain	—	—	—	(4,230)
Gain on settlement of liability	(1,206)	—	(1,206)	—
Gain on insurance reimbursement	(968)	—	(968)	—
Non-income tax expense adjustment	(831)	1,795	(1,102)	1,341
Loss allocation from equity method investments	1,508	994	5,553	4,280
Income attributable to non-controlling interest	(114)	(603)	(554)	(1,103)
Adjusted EBITDA	$ 66,188	$ 67,581	$ 205,513	$ 177,967

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Reconciliation of Non-GAAP Financial Measures

(in thousands, except share and per share information) (unaudited)	Three Months Ended September 30, 2021	Three Months Ended September 30, 2020	Nine Months Ended September 30, 2021	Nine Months Ended September 30, 2020
Net income (loss)	$ 11,438	$ 2,323	$ 18,004	$ (10,338)
Income tax provision (benefit)	(854)	497	9,074	(161)
Income (loss) before income tax provision (benefit)	10,584	2,820	27,078	(10,499)
Add (deduct):				
Deferred revenue fair value adjustment	67	91	227	607
Non-cash interest expense	1,443	4,738	4,295	10,682
Cash interest - Convertible Notes	2,479	—	7,439	—
Non-cash compensation expense	18,885	15,852	50,307	43,197
Restructuring charges and transaction costs	3,403	4,993	11,215	14,461
Severance	207	2,715	10,498	18,566
Accretion on contingent consideration and purchase liability	81	398	656	1,308
Fair market value adjustment on contingent consideration liability	(927)	(74)	(1,067)	(2,056)
Fair market value adjustment to investment in private company	—	—	(758)	—
Amortization of acquired intangibles	17,390	18,510	51,370	56,014
Non-recurring litigation and regulatory related expenses	1,512	1,809	5,159	6,029
Foreign currency	97	(37)	110	(68)
Non-recurring gain	—	—	—	(4,230)
Gain on settlement of liability	(1,206)	—	(1,206)	—
Gain on insurance reimbursement	(968)	—	(968)	—
Non-income tax expense adjustment	(831)	1,795	(1,102)	1,341
Loss allocation from equity method investments	1,508	994	5,553	4,280
Income attributable to non-controlling interest	(114)	(603)	(554)	(1,103)
Adjusted net income before income tax effect	53,610	54,001	168,252	138,529
Income tax effect	(13,670)	(13,772)	(42,904)	(35,325)
Adjusted net income	$ 39,940	$ 40,229	$ 125,348	$ 103,204
Basic number of weighted-average shares outstanding	54,547,858	53,800,048	54,400,247	53,464,101
Effect of dilutive shares:				
Options to purchase common stock	201,103	331,728	207,281	458,232
Unvested restricted stock units	570,515	610,442	614,005	548,858
Convertible notes	9,898,549	730,267	9,898,549	280,375
Warrants	69,151	86,498	66,439	46,562
Diluted number of weighted-average shares outstanding	65,287,176	55,558,983	65,186,521	54,798,128
Adjusted net income per share - diluted	$ 0.61	$ 0.72	$ 1.92	$ 1.88

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Reconciliation of Non-GAAP Financial Measures

	Year Ended December 31,										
(in millions) (unaudited)	**2010**	**2011**	**2012**	**2013**	**2014**	**2015**	**2016**	**2017**	**2018**	**2019**	**2020**
Net income (loss)	(0.63)	7.61	0.47	3.66	13.98	4.44	(55.57)	(3.28)	4.01	(17.20)	(2.64)
Accretion on contingent consideration and purchase liability	-	-	-	-	-	0.89	0.15	0.51	0.22	1.77	1.69
Bad debt expense	2.67	-	-	-	-	-	-	-	-	-	-
Contract settlement charges	-	1.18	-	-	-	-	-	-	-	-	-
Customer inducement costs	3.24	4.57	-	-	-	-	-	-	-	-	-
Deferred revenue fair value adjustment	-	-	1.25	0.16	-	0.32	1.27	0.13	0.12	9.27	0.69
Depreciation and amortization	5.70	6.38	12.40	15.33	18.65	27.96	64.00	62.82	77.63	101.27	113.66
Fair market value adjustment on contingent consideration liability	-	-	-	0.50	(1.43)	(4.15)	1.59	-	-	(8.13)	(3.11)
Foreign currency	-	-	-	-	-	-	(0.72)	0.49	(0.59)	(0.07)	0.12
Impairment of customer inducement assets	-	0.17	-	-	-	-	-	-	-	-	-
Impairment of equity method investment	-	-	-	-	-	-	0.73	-	-	-	-
Imputed interest expense on contingent consideration	-	-	-	0.79	1.47	-	-	-	-	-	-
Income tax provision (benefit)	1.53	2.98	2.60	2.05	8.53	4.55	15.08	1.59	(13.17)	(30.89)	(5.40)
Interest expense	0.56	0.79	-	-	0.63	10.27	16.60	16.35	25.20	32.52	31.50
Interest income	(0.15)	(0.08)	(0.03)	(0.02)	(0.14)	(0.34)	(0.04)	(0.20)	(2.36)	(3.35)	(1.11)
Litigation related expense	1.93	0.13	0.27	0.01	0.02	0.07	5.59	1.03	-	2.88	7.83
Loss allocation from equity method investment	-	-	-	-	-	-	1.42	1.47	1.15	2.36	5.40
Loss attributable to non-controlling interest	-	-	-	-	1.23	1.64	1.08	0.32	1.79	0.11	(1.83)
Non-cash compensation expense	1.73	3.06	4.04	8.92	11.42	15.16	33.28	31.33	40.25	60.44	57.11
Non-income tax expense adjustment	-	-	-	-	-	-	6.23	0.35	(0.59)	0.37	0.42
Other	-	(1.10)	-	-	(1.83)	0.07	(1.38)	-	-	-	-
Re-audit related expenses	-	-	-	3.11	-	-	-	-	-	-	-
Restructuring charges and transaction costs	0.86	1.05	2.72	3.30	2.67	13.50	5.78	13.67	15.58	26.56	19.38
Severance	0.67	0.70	0.28	0.79	0.74	1.70	4.34	2.32	8.32	15.37	25.11
Gain on acquisition of equity method investment	-	-	-	-	-	-	-	-	-	-	(4.23)
Gain on sale of interest in private company	-	-	-	-	-	-	-	-	-	-	(1.65)
Adjusted EBITDA	**18.11**	**27.44**	**23.99**	**38.59**	**55.94**	**76.07**	**99.44**	**128.89**	**157.55**	**193.29**	**242.94**

Note: Numbers may not sum due to rounding.

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